Exhibit 10.11

AMENDED AND RESTATED

NEULION, INC.

2012 OMNIBUS SECURITIES AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (“Agreement”) is made and entered into as of ___________, 20__ (“Grant Date”) by and between NeuLion, Inc. (the “Company”) and ___________ (“Awardee”).

WHEREAS, the Company has adopted and maintains the Amended and Restated NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan (the “Plan”), and

WHEREAS, the Board has authorized the award to the Awardee of Restricted Stock Units under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1.          Plan.  This Restricted Stock Unit Award is made pursuant to the terms of the Plan which are incorporated herein by reference.  Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.          Award of Restricted Stock Units.  The Company hereby grants to the Awardee ________________ Restricted Stock Units.  All such Restricted Stock Units shall be subject to the restrictions contained in Sections 3, 4, 5 and 6 of this Agreement.

3.          Vesting.  Except as provided below and subject to the Awardee’s continued service with the Company for the applicable vesting period, the Restricted Stock Units shall vest, no longer be subject to restrictions and become transferable pursuant to the terms of the Plan in four equal annual installments commencing on the first anniversary of the Grant Date.  In the event the Awardee’s employment status is terminated prior to a vesting date, the Awardee shall have no right to receive any unvested Shares and Section 6 of the Plan shall control.

4.          Deferred Issuance of Restricted Stock Units.  Subject to the terms and conditions set forth in this Agreement and the Plan and assuming satisfaction of the vesting requirement as provided in Section 3, the Awardee shall be entitled to receive on the specified issuance date one Share of Common Stock for each Restricted Stock Unit.

5.          No Rights as Shareholder.  A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Awardee to voting rights, dividends or any other rights associated with ownership of Company Shares prior to the time the Awardee is entitled to distribution of Common Stock with respect to the Restricted Stock Unit.  Prior to vesting, Restricted Stock Units shall represent no more than an unfunded, unsecured, contractual obligation of the Company and the Company shall be under no obligation to set aside any assets to fund such Award.  Prior to vesting, the Awardee shall have no greater claim to the Common Stock underlying such Award or any other assets of the Company than any other unsecured general creditor and such rights may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession as provided under the terms of the Plan.

6.          Regulation by the Administrator.  This Agreement and the Restricted Stock Units shall be subject to the administrative procedures and rules as the Administrator shall adopt.  All decisions of the Administrator upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

7.          Withholding.  The Company or a Subsidiary shall allow the Awardee to elect to have the Company withhold the amount necessary in connection with the Awardee’s Restricted Stock Unit Award to satisfy the withholding and tax obligations under any and all applicable country, state and/or local tax rules or regulations and the Company shall withhold from such distribution Shares equal in Fair Market Value to satisfy such withholding requirements.

8.          Amendment.  The Company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Stock shall be effective without the prior written consent of the Awardee.

9.          Awardee Acknowledgment.  Awardee acknowledges receipt of a copy of the Plan and this Agreement and represents that he or she is familiar with the terms and provisions thereof.  By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the day and year first above written.

NEULION, INC.

By:

Title:

AWARDEE